The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated August 13, 2026

JPMorgan Chase Financial Company LLC	August 2026

Pricing Supplement

Registration Statement Nos. 333-293684 and 333-293684-01

Dated August    , 2026

Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. Equities

Enhanced Jump Securities with Auto-Callable Feature due September 6, 2029

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index®
Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

The Enhanced Jump Securities with Auto-Callable Feature, which we refer to as the securities, do not guarantee the repayment of principal and do not provide for the regular payment of interest. The securities will be automatically redeemed if the closing level of each of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index® on any of the determination dates (other than the final determination date) is greater than or equal to its initial index value, for an early redemption payment that will increase over the term of the securities and that will correspond to a return of at least approximately 11.65% per annum (or at least 11.65% for the first determination date and increasing by at least 2.9125% for each subsequent determination date), as described below. At maturity, if the securities have not previously been automatically redeemed and the final index value of each underlying index is greater than or equal to 80% of its initial index value, which we refer to as its downside threshold level, the payment at maturity due on the securities will correspond to a return of at least approximately 11.65% per annum. If, however, the securities have not been automatically redeemed prior to maturity and the final index value of any underlying index is less than its downside threshold level, investors will be fully exposed to the decline in the worst performing of the underlying indices, as compared to its initial index value, on a 1-to-1 basis and will receive a payment at maturity that is less than 80% of the stated principal amount of the securities and could be zero. Accordingly, investors may lose their entire initial investment in the securities. The securities are for investors who are willing to risk their principal and forgo current income in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount, if each of the underlying indices closes at or above its initial index value on a determination date (other than the final determination date) or at or above its downside threshold level on the final determination date. Because all payments on the securities are based on the worst performing of the underlying indices, a decline in the level of any underlying index below its downside threshold level will result in a significant loss of your initial investment, even if the other underlying indices appreciate or have not declined as much. Investors will not participate in any appreciation of any underlying index. The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program. Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities.

SUMMARY TERMS
Issuer:	JPMorgan Chase Financial Company LLC, a direct, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Underlying indices:	Russell 2000® Index (Bloomberg ticker: RTY Index) (the “RTY Index”), S&P 500® Index (Bloomberg ticker: SPX Index) (the “SPX Index”) and Nasdaq-100 Index® (Bloomberg ticker: NDX Index) (the “NDX Index”) (each, an “underlying index”)
Aggregate principal amount:	$
Automatic early redemption:	If, on any of the determination dates (other than the final determination date), the closing level of each underlying index is greater than or equal to its initial index value, the securities will be automatically redeemed for a cash payment equal to the early redemption payment payable on the applicable redemption date.
Early redemption payment:	The early redemption payment will be an amount equal to the stated principal amount plus an amount in cash per stated principal amount corresponding to a return of at least approximately 11.65% per annum (or at least 11.65% for the first determination date and increasing by at least 2.9125% for each subsequent determination date), as follows:
• 1st determination date: at least $1,116.500	• 5th determination date: at least $1,233.000
• 2nd determination date: at least $1,145.625	• 6th determination date: at least $1,262.125
• 3rd determination date: at least $1,174.750	• 7th determination date: at least $1,291.250
• 4th determination date: at least $1,203.875	• 8th determination date: at least $1,320.375
The actual early redemption payment with respect to each applicable determination date will be provided in the pricing supplement. No further payments will be made on the securities once they have been redeemed.
Payment at maturity:	If the securities have not previously been automatically redeemed, you will receive at maturity a cash payment as follows:
• If the final index value of each underlying index is greater than or equal to its downside threshold level:	the maturity redemption payment, which is an amount in cash per stated principal amount corresponding to a return of at least approximately 11.65% per annum, or at least $1,349.50. The actual maturity redemption payment will be provided in the pricing supplement.
• If the final index value of any underlying index is less than its downside threshold level:

(i) the stated principal amount times (ii) the index performance factor of the worst performing underlying index

Under these circumstances, the payment at maturity will be less than 80% of the stated principal amount and could be zero.

Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	August , 2026 (expected to price on or about August 31, 2026)
Original issue date (settlement date):	September , 2026 (3 business days after the pricing date)
Maturity date*:	September 6, 2029
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Terms continued on the following page
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per security	$1,000.00	$22.50(2)	$972.50
		$5.00(3)
Total	$	$	$
(1)	See “Additional Information about the Securities — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the securities.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). In no event will these selling commissions exceed $22.50 per $1,000 stated principal amount security. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5.00 for each $1,000 stated principal amount security

*Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement

If the securities priced today, the estimated value of the securities would be approximately $951.10 per $1,000 stated principal amount security. The estimated value of the securities on the pricing date will be provided in the pricing supplement and will not be less than $930.00 per $1,000 stated principal amount security. See “Additional Information about the Securities — The estimated value of the securities” in this document for additional information.

Investing in the securities involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-12 of the accompanying product supplement and “Risk Factors” beginning on page 10 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Securities” at the end of this document.

Product supplement no. 3-I dated April 17, 2026: http://www.sec.gov/Archives/edgar/data/19617/000121390026045198/ea0285802-20_424b2.pdf

Underlying supplement no. 1-I dated April 17, 2026: http://www.sec.gov/Archives/edgar/data/19617/000121390026045209/ea0285802-11_424b2.pdf

Prospectus supplement and prospectus, each dated April 17, 2026: http://www.sec.gov/Archives/edgar/data/19617/000095010326005889/crt_dp245141-424b2.pdf

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due September 6, 2029

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index®
Principal at Risk Securities

Terms continued from previous page:

Downside threshold level:

With respect to the RTY Index: , which is equal to 80% of its initial index value

With respect to the SPX Index: , which is equal to 80% of its initial index value

With respect to the NDX Index: , which is equal to 80% of its initial index value

Initial index value:

With respect to the RTY Index: , which is its closing level on the pricing date

With respect to the SPX Index: , which is its closing level on the pricing date

With respect to the NDX Index: , which is its closing level on the pricing date

Final index value:	With respect to each underlying index, its closing level on the final determination date
Worst performing underlying index:	The underlying index with the worst index performance factor
Index performance factor:	With respect to each underlying index, its final index value divided by its initial index value
Determination dates*:	September 8, 2027, November 30, 2027, February 29, 2028, May 31, 2028, August 31, 2028, November 30, 2028, February 28, 2029, May 31, 2029 and August 31, 2029 (the final determination date)
Redemption dates*:	September 13, 2027, December 3, 2027, March 3, 2028, June 5, 2028, September 6, 2028, December 5, 2028, March 5, 2029, June 5, 2029 and the maturity date
CUSIP/ISIN:	46661KLA4 / US46661KLA42
Listing:	The securities will not be listed on any securities exchange.

* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement

August 2026	Page 2

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due September 6, 2029

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index®
Principal at Risk Securities

Investment Summary

The Enhanced Jump Securities with Auto-Callable Feature due September 6, 2029 Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index®, which we refer to as the securities, provide an opportunity for investors to earn an early redemption payment, which is an amount that will increase over the term of the securities and that will correspond to a return of at least approximately 11.65% per annum (or at least 11.65% for the first determination date and increasing by at least 2.9125% for each subsequent determination date) of the stated principal amount per security. The actual early redemption payment with respect to each applicable determination date will be provided in the pricing supplement. If the closing level of each underlying index is greater than or equal to its initial index value on any determination date (other than the final determination date), the securities will be automatically redeemed for a payment equal to the early redemption payment payable on the applicable redemption date.

If the securities have not been automatically redeemed prior to maturity and if the final index value of each underlying index is greater than or equal to 80% of its initial index value, which we refer to as its downside threshold level, the payment at maturity due on the securities will be the maturity redemption payment, which is an amount in cash per stated principal amount corresponding to a return of at least approximately 11.65% per annum, or at least $1,349.50. The actual maturity redemption payment will be provided in the pricing supplement. However, if the securities have not been automatically redeemed prior to maturity and the final index value of any underlying index is less than its downside threshold level, investors will be fully exposed to the decline in the worst performing underlying index, as compared to its initial index value, on a 1-to-1 basis and will receive a payment at maturity that is less than the stated principal amount of the securities and could be zero. Under these circumstances, the payment at maturity will be (i) the stated principal amount times (ii) the index performance factor of the worst performing underlying index, which will be less than 80% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. In addition, investors will not participate in any appreciation of the underlying indices.

Supplemental Terms of the Securities

For purposes of the accompanying product supplement, each underlying index is an “Index.”

August 2026	Page 3

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due September 6, 2029

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index®
Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. The securities offer investors an opportunity to earn an early redemption payment, which is an amount that will increase over the term of the securities and that will correspond to a return of at least approximately 11.65% per annum (or at least 11.65% for the first determination date and increasing by at least 2.9125% for each subsequent determination date) of the stated principal amount per security if the closing level of each underlying index is greater than or equal to its initial index value on any of the determination dates (other than the final determination date). The actual early redemption payment with respect to each applicable determination date will be provided in the pricing supplement. If the securities have not been automatically redeemed prior to maturity and if the final index value of each underlying index is greater than 80% of its initial index value, which we refer to as its downside threshold level, the payment at maturity due on the securities will be the maturity redemption payment, which is an amount in cash per stated principal amount corresponding to a return of at least approximately 11.65% per annum, or at least $1,349.50. The actual maturity redemption payment will be provided in the pricing supplement. However, if the securities have not been automatically redeemed prior to maturity and the final index value of any underlying index is less than its downside threshold level, investors will be fully exposed to the decline in the worst performing underlying index, as compared to its initial index value, on a 1-to-1 basis and will receive a payment at maturity that is less than the stated principal amount of the securities and could be zero.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed and the payment at maturity may be less than the stated principal amount of the securities and may be zero.

Scenario 1

On any of the determination dates (other than the final determination date), the closing level of each underlying index is greater than or equal to its initial index value.

▪    The securities will be automatically redeemed for the stated principal amount plus an amount in cash per stated principal amount corresponding to a return of at least approximately 11.65% per annum (or at least 11.65% for the first determination date and increasing by at least 2.9125% for each subsequent determination date). No further payments will be made on the securities once they have been redeemed.

▪    Investors will not participate in any appreciation of any underlying index from its initial index value.

Scenario 2

The securities have not been previously automatically redeemed and the final index value of each underlying index is greater than or equal to its downside threshold level.

▪    The payment due at maturity will be the maturity redemption payment, which is an amount in cash per stated principal amount corresponding to a return of at least approximately 11.65% per annum, or at least $1,349.50.

▪    Investors will not participate in any appreciation of any underlying index from its initial index value.

Scenario 3

The securities have not been previously automatically redeemed and the final index value of any underlying index is less than its downside threshold level.

▪    The payment due at maturity will be (i) the stated principal amount times (ii) the index performance factor of the worst performing underlying index.

▪    Investors will lose more than 20% and possibly all of their principal in this scenario.

August 2026	Page 4

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due September 6, 2029

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index®
Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing levels of the underlying indices and (2) the final index values of the underlying indices.

Diagram #1: Determination Dates (Other Than the Final Determination Date)

Diagram #2: Payment at Maturity

For more information about the payment upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 6.

August 2026	Page 5

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due September 6, 2029

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index®
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether the securities will be automatically redeemed on any determination date prior to the final determination date and how to calculate the payment at maturity if the securities have not been redeemed early. The following examples are for illustrative purposes only. Whether you receive an early redemption payment or the maturity redemption payment, as applicable, will be determined by reference to the closing level of each underlying index on each determination date (prior to the final determination date) or the final index value of each underlying index, as applicable. The hypothetical initial index value of each underlying index of 100.00 has been chosen for illustrative purposes only and may not represent a likely actual initial index value of any underlying index. The actual initial index value of each underlying index will be the closing level of that underlying index on the pricing date and will be provided in the pricing supplement. For historical data regarding the actual closing levels of each underlying index, please see the historical information set forth under “Russell 2000® Index Overview,” “S&P 500® Index Overview” and “Nasdaq-100 Index® Overview,” as applicable, in this document. The actual downside threshold level of each underlying index, the early redemption payments and the maturity redemption payment will be provided in the pricing supplement. Any payment on the securities is subject to our and JPMorgan Chase & Co.’s credit risks. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The examples below are based on the following assumed terms:

Stated principal amount:	$1,000 per security
Hypothetical initial index value:	With respect to the RTY Index: 100.00 With respect to the SPX Index: 100.00 With respect to the NDX Index: 100.00
Hypothetical downside threshold level:

With respect to the RTY Index: 80.00, which is 80% of its hypothetical initial index value

With respect to the SPX Index: 80.00, which is 80% of its hypothetical initial index value

With respect to the NDX Index: 80.00, which is 80% of its hypothetical initial index value

Hypothetical early redemption payment:	An amount in cash per stated principal amount that increases over the term of the securities, corresponding to a return of approximately 11.65% per annum, as follows:
	• 1st determination date: $1,116.500 • 2nd determination date: $1,145.625 • 3rd determination date: $1,174.750 • 4th determination date: $1,203.875	• 5th determination date: $1,233.000 • 6th determination date: $1,262.125 • 7th determination date: $1,291.250 • 8th determination date: $1,320.375
Hypothetical maturity redemption payment:	$1,349.50

In Examples 1 and 2, the closing level of each underlying index fluctuates over the term of the securities and the closing level of each underlying index is greater than or equal to its initial index value on one of the determination dates (other than the final determination date). Because the closing level of each underlying index is greater than or equal to its initial index value on one of the determination dates (other than the final determination date), the securities are automatically redeemed following the relevant determination date. In Examples 3 and 4, the closing level of at least one underlying index is less than its initial index value on each of the determination dates (other than the final determination date), and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

August 2026	Page 6

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due September 6, 2029

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index®
Principal at Risk Securities

How to calculate the payment upon automatic redemption or at maturity:

Example 1 — the securities are redeemed following the first determination date

Date	RTY Index Closing Level	SPX Index Closing Level	NDX Index Closing Level	Payment (per Security)
1st Determination Date	105 (at or above initial index value)	100 (at or above initial index value)	110 (at or above initial index value)	$1,116.50
2nd Determination Date	—	—	—	—
3rd through 8th Determination Dates	—	—	—	—
Final Determination Date	—	—	—	—

The securities are automatically redeemed following the first determination date as the closing level of each underlying index on the first determination date is at or above its initial index value. Following the first determination date, you will receive the early redemption payment with respect to the first determination date.

In this example, the early redemption feature limits the term of your investment to approximately one year and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, no further payments will be made on the securities. The total payment on the securities will be $1,116.50 per security.

Example 2 — the securities are redeemed following the third determination date

Date	RTY Index Closing Level	SPX Index Closing Level	NDX Index Closing Level	Payment (per Security)
1st Determination Date	95 (below initial index value)	105 (at or above initial index value)	85 (below initial index value)	—
2nd Determination Date	110 (at or above initial index value)	115 (at or above initial index value)	95 (below initial index value)	—
3rd Determination Date	125 (at or above initial index value)	125 (at or above initial index value)	125 (at or above initial index value)	$1,174.75
4th through 8th Determination Dates	—	—	—	—
Final Determination Date	—	—	—	—

The securities are automatically redeemed following the third determination date. In this example, the securities are redeemed early following the third determination date as this is the first determination date on which the closing level of each underlying index is greater than or equal to its initial index value, even though the closing levels of each underlying index are progressively increasing on each successive determination date. Following the third determination date, you will receive the early redemption payment with respect to the third determination date.

In this example, the early redemption feature limits the term of your investment to approximately 18 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, no further payments will be made on the securities. Further, although each of the underlying indices has appreciated by 25% from its initial index value on the third determination date, you receive only $1,174.75 per security per security upon redemption and do not benefit from this appreciation. The total payment on the securities will be $1,174.75 per security.

August 2026	Page 7

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due September 6, 2029

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index®
Principal at Risk Securities

Example 3 — the securities are not automatically redeemed prior to maturity

Date	RTY Index Closing Level	SPX Index Closing Level	NDX Index Closing Level	Payment (per Security)
1st Determination Date	105 (at or above initial index value)	105 (at or above initial index value)	85 (below initial index value)	—
2nd Determination Date	110 (at or above initial index value)	90 (below initial index value)	100 (at or above initial index value)	—
3rd Determination Date	90 (below initial index value)	110 (at or above initial index value)	120 (at or above initial index value)	—
4th through 8th Determination Dates	below initial index value	below initial index value	below initial index value	—
Final Determination Date	150 (above downside threshold level)	180 (above downside threshold level)	190 (above downside threshold level)	$1,349.50

The securities are not automatically redeemed prior to maturity and the final index value of each underlying index is greater than its downside threshold level. Following the final determination date, you will receive the maturity redemption payment with respect to the final determination date.

This example represents the maximum amount payable on the securities, and illustrates that although the closing level of each underlying index has appreciated significantly, the investor’s return is limited to the maturity redemption payment, without any participation in the appreciation of the underlying indices. The total payment on the securities will be $1,349.50 per security.

August 2026	Page 8

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due September 6, 2029

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index®
Principal at Risk Securities

Example 4 — the securities are not automatically redeemed prior to maturity

Date	RTY Index Closing Level	SPX Index Closing Level	NDX Index Closing Level	Payment (per Security)
1st Determination Date	90 (below initial index value)	95 (below initial index value)	85 (below initial index value)	—
2nd Determination Date	85 (below initial index value)	90 (below initial index value)	80 (below initial index value)	—
3rd Determination Date	60 (below initial index value)	80 (below initial index value)	90 (below initial index value)	—
4th through 8th Determination Dates	below initial index value	below initial index value	below initial index value	—
Final Determination Date	85 (above downside threshold level)	85 (above downside threshold level)	50 (below downside threshold level)	$500.00

The securities are not automatically redeemed prior to maturity. The final index value of one underlying index is less than its downside threshold level. As the final index value of at least one underlying index is less than its downside threshold level, you would receive a payment at maturity equal to the product of the stated principal amount and the index performance factor of the worst performing underlying index, calculated as follows:

stated principal amount × (final index value of the worst performing underlying index / initial index value of the worst performing underlying index) = $1,000 × (50 / 100) = $500.00

The total payment on the securities is $500.00 per security, representing a substantial loss on your initial investment.

Although the closing level of the worst performing underlying index may have been greater than or equal to its downside threshold level throughout the term of the securities prior to the final determination date, because its final index value is less than its downside threshold level, the investor is fully exposed to the decline in the worst performing underlying index.

The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term or until early redemption. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

August 2026	Page 9

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due September 6, 2029

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index®
Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” of the accompanying prospectus supplement and the accompanying product supplement. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to the Securities Generally

▪	The securities do not pay interest or guarantee the return of any principal and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest or the return of any of the stated principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and if the final index value of any of the underlying indices is less than its downside threshold level, you will be exposed to the decline in the closing level of the worst performing underlying index, as compared to its initial index value, on a 1-to-1 basis. Under these circumstances, you will receive for each security that you hold at maturity a cash payment equal to the stated principal amount times the index performance factor of the worst performing underlying index. In this case, your payment at maturity will be less than 80% of the stated principal amount and could be zero.
▪	The appreciation potential of the securities is limited. Your potential gain on the securities will be limited to the fixed early redemption payment specified for each determination date (other than the final determination date) or the maturity redemption payment with respect to the final determination date, as applicable, regardless of any appreciation of any of the underlying indices, which may be significant. You may receive a lower payment if the securities are automatically redeemed or at maturity, as the case may be, than you would have if you had invested directly in any of the underlying indices.
▪	You are exposed to the price risk of each underlying index. Your return on the securities is not linked to a basket consisting of the underlying indices. Rather, it will be contingent upon the independent performance of each underlying index. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying index. The performance of the underlying indices may not be correlated. Poor performance by any underlying index over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying indices. Accordingly, your investment is subject to the risk of decline in the closing level of each underlying index.

To receive any early redemption payment or the maturity redemption payment, each underlying index must close at or above its initial index value on a determination date (other than the final determination date) or at or above its downside threshold level on the final determination date.  In addition, if the securities have not been automatically redeemed and any underlying index has declined to below its downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlying index, as compared to its initial index value, on a 1-to-1 basis, even if the other underlying indices have appreciated.  Under this scenario, the value of any payment at maturity will be less than 80% of the stated principal amount and could be zero.

▪	Because the securities are linked to the performance of the worst performing underlying index, you are exposed to greater risks of no early redemption payment or maturity redemption payment and sustaining a significant loss on your investment than if the securities were linked to just one underlying index. The risk that you will not receive any early redemption payment or maturity redemption payment, or that you will suffer a significant loss on your investment, is greater if you invest in the securities than if you invest in substantially similar securities that are linked to the performance of just one underlying index. With three underlying indices, it is more likely that any one underlying index will close below its initial index value on a determination date or below its downside threshold level on the final determination date than if the securities were linked to only one underlying index. In addition, you will not benefit from the performance of any underlying index other than the worst performing underlying index. Therefore, it is more likely that you will not receive any early redemption payment or maturity redemption payment and that you will suffer a significant loss on your investment.
▪	The securities are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the securities. If we and JPMorgan Chase &

August 2026	Page 10

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due September 6, 2029

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index®
Principal at Risk Securities

Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.

▪	As a finance subsidiary, JPMorgan Financial has no independent activities and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent activities beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan Chase & Co. to meet our obligations under the securities. We are not an operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the securities as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see “Risk Factors — Holders of securities issued by JPMorgan Financial may be subject to losses if JPMorgan Chase & Co. were to enter into a resolution” in the accompanying prospectus supplement.
▪	Investors will not participate in any appreciation of any underlying index. Investors will not participate in any appreciation of any underlying index from its initial index value, and the return on the securities will be limited to the early redemption payment that is paid with respect to the first determination date (other than the final determination date) on which the closing level of each underlying index is greater than or equal to its initial index value or the maturity redemption payment that is paid with respect to the final determination date if the final index value of each underlying index is greater than or equal to its downside threshold level. It is possible that the closing level of any of the underlying indices could be below its initial index value on all of the determination dates prior to the final determination date so that you will receive no early redemption payment, or below its downside threshold level on the final determination date so that you will not receive the maturity redemption payment. If you do not receive an early redemption payment or the maturity redemption payment, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.
▪	Early redemption risk. The term of your investment in the securities may be limited to as short as approximately one year by the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to reinvest in a lower interest rate environment and may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk.
▪	Secondary trading may be limited. The securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. JPMS may act as a market maker for the securities, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS is willing to buy the securities. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.
▪	The final terms and estimated valuation of the securities will be provided in the pricing supplement. The final terms of the securities will be provided in the pricing supplement. In particular, each of the estimated value of the securities, the early redemption payment and the maturity redemption payment will be provided in the pricing supplement and each may be as low as the applicable minimum set forth on the cover of this document. Accordingly, you should consider your potential investment in the securities based on the minimums for the estimated value of the securities, the early redemption payment and the maturity redemption payment.
▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper U.S. federal income tax characterization of the securities, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the securities described in “Additional Information about the Securities ― Additional Provisions ― Tax considerations” in this document and in “United States Federal Taxation” in the accompanying prospectus supplement. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of any income or loss on the securities could differ materially and adversely from our description herein. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as

August 2026	Page 11

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due September 6, 2029

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index®
Principal at Risk Securities

the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the section entitled “United States Federal Taxation” in the accompanying prospectus supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Risks Relating to Conflicts of Interest

▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the securities and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as an agent of the offering of the securities, hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent will determine the initial index values, the downside threshold levels, the final index values and whether the closing level of any underlying index on any determination date (other than the final determination date) is below its initial index value and whether the final index value of any underlying index is below its downside threshold level. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payment to you at maturity or whether the securities are redeemed early.

In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could adversely affect the closing levels of the underlying indices. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial index values, which are the levels at or above which the underlying indices must close on any determination date (other than the final determination date) in order for you to receive an early redemption payment, and, as a result, the downside threshold levels, which are the levels at or above which the underlying indices must close on the final determination date in order for you to receive the maturity redemption payment and to avoid being exposed to the negative price performance of the worst performing underlying index at maturity. Additionally, these hedging or trading activities during the term of the securities could potentially affect the closing levels of the underlying indices on the determination dates and, accordingly, whether you will be entitled to an early redemption payment on any determination date (other than the final determination date) and the payment to you at maturity, if any. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

Risks Relating to the Estimated Value and Secondary Market Prices of the Securities

▪	The estimated value of the securities will be lower than the original issue price (price to public) of the securities. The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities will exceed the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, the estimated cost of hedging our obligations under the securities and the fees, if any, paid for third-party data analytics and/or electronic platform services. See “Additional Information about the Securities — The estimated value of the securities” in this document.

August 2026	Page 12

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due September 6, 2029

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index®
Principal at Risk Securities

▪	The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates. The estimated value of the securities is determined by reference to internal pricing models of our affiliates. This estimated value of the securities is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The estimated value of the securities is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period. We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs, our internal secondary market funding rates for structured debt issuances and the fees paid for third-party data analytics and/or electronic platform services. See “Additional Information about the Securities — Secondary market prices of the securities” in this document for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).
▪	Secondary market prices of the securities will likely be lower than the original issue price of the securities. Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, the structuring fee, projected hedging profits, if any, estimated hedging costs and fees, if any, paid for third-party data analytics and/or electronic platform services that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Furthermore, if you sell your securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount and/or fees for use of an electronic platform to facilitate secondary market activity. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Risks Relating to the Securities Generally — Secondary trading may be limited” above.

▪	Secondary market prices of the securities will be impacted by many economic and market factors. The secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the closing level of each underlying index, including:
o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	our internal secondary market funding rates for structured debt issuances;

August 2026	Page 13

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due September 6, 2029

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index®
Principal at Risk Securities

o	the actual and expected volatility of each underlying index;
o	the time to maturity of the securities;
o	whether the final index value of any underlying index is expected to be less than its downside threshold level;
o	the likelihood of an early redemption being triggered;
o	the dividend rates on the equity securities included in the underlying indices;
o	the actual and expected positive or negative correlation among the underlying indices, or the actual or expected absence of any such correlation;
o	interest and yield rates in the market generally; and
o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

Risks Relating to the Underlying Indices

▪	JPMorgan Chase & Co. is currently one of the companies that make up the SPX Index. JPMorgan Chase & Co. is currently one of the companies that make up the SPX Index. JPMorgan Chase & Co. will not have any obligation to consider your interests as a holder of the securities in taking any corporate action that might affect the value of the SPX Index or the securities.
▪	Investing in the securities is not equivalent to investing in any underlying index. Investing in the securities is not equivalent to investing in any underlying index or its component stocks. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute any underlying index.
▪	Adjustments to any underlying index could adversely affect the value of the securities. The underlying index publisher of any underlying index may discontinue or suspend calculation or publication of that underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.
▪	An investment in the securities is subject to risks associated with small capitalization stocks with respect to the RTY Index. The stocks that constitute the RTY Index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.
▪	The securities are subject to risks associated with securities issued by non-U.S. companies with respect to the NDX Index. Some of the equity securities included in the NDX Index have been issued by non-U.S. companies. Investments in securities linked to the value of non-U.S. equity securities involve risks associated with the home countries of the issuers of those non-U.S. equity securities. The prices of non-U.S. equity securities may be adversely affected by political, economic, financial and social factors in the home countries of the issuers of the non-U.S. companies, including changes in those countries’ government, economic and fiscal policies, currency exchange laws or other laws or restrictions.

August 2026	Page 14

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due September 6, 2029

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index®
Principal at Risk Securities

Russell 2000® Index Overview

The Russell 2000® Index measures the capitalization-weighted price performance of 2,000 U.S. small-capitalization stocks listed on eligible U.S. exchanges and is designed to track the performance of the small-capitalization segment of the U.S. equity market. The companies included in the Russell 2000® Index are the middle 2,000 of the companies that form the Russell 3000E™ Index, which is composed of the 4,000 largest U.S. companies as determined by total market capitalization and represents approximately 99% of the U.S. equity market. For additional information about the Russell 2000® Index, see “Equity Index Descriptions — The Russell Indices” in the accompanying underlying supplement.

The closing level of the Russell 2000® Index on August 13, 2026 was 3,052.847. The following graph shows the closing levels of the Russell 2000® Index for each day from January 4, 2021 through August 13, 2026. We obtained the closing level information above and in the graph below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The historical closing levels of the Russell 2000® Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Russell 2000® Index at any time, including on the determination dates. The payment of dividends on the stocks that constitute the Russell 2000® Index is not reflected in its closing level and, therefore, has no effect on the calculation of the payment at maturity.

Russell 2000® Index Historical Performance – Daily Closing Levels* January 4, 2021 through August 13, 2026

3,500
3,000
2,500
2,000
1,500
1,000
500
0
Index Level
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26
Jul-26
Source: Bloomberg

*The dotted line in the graph indicates the hypothetical downside threshold level, equal to 80% of the closing level on August 13, 2026. The actual downside threshold level will be based on the closing level on the pricing date.

License Agreement. The “Russell 2000® Index” is a trademark of FTSE Russell and has been licensed for use by JPMorgan Chase Bank, National Association and its affiliates. See “Equity Index Descriptions — The Russell Indices — Disclaimers” in the accompanying underlying supplement.

August 2026	Page 15

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due September 6, 2029

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index®
Principal at Risk Securities

S&P 500® Index Overview

The S&P 500® Index consists of stocks of 500 companies selected to provide a performance benchmark for the large market capitalization segment of the U.S. equity markets. For additional information about the S&P 500® Index, see “Equity Index Descriptions — The S&P U.S. Indices” in the accompanying underlying supplement.

The closing level of the S&P 500® Index on August 13, 2026 was 7,798.99. The following graph shows the closing levels of the S&P 500® Index for each day from January 4, 2021 through August 13, 2026. We obtained the closing level information above and in the graph below from Bloomberg, without independent verification. The historical closing levels of the S&P 500® Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the S&P 500® Index at any time, including on the determination dates. The payment of dividends on the stocks that constitute the S&P 500® Index is not reflected in its closing level and, therefore, has no effect on the calculation of the payment at maturity.

S&P 500® Index Historical Performance – Daily Closing Levels* January 4, 2021 through August 13, 2026

9,000
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
Index Level
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26
Jul-26
Source: Bloomberg

*The dotted line in the graph indicates the hypothetical downside threshold level, equal to 80% of the closing level on August 13, 2026. The actual downside threshold level will be based on the closing level on the pricing date.

License Agreement. “S&P®” and “S&P 500®” are trademarks of S&P Global, Inc. or its affiliates and have been licensed for use by JPMorgan Chase & Co. and its affiliates, including JPMorgan Financial. See “Equity Index Descriptions — The S&P U.S. Indices — License Agreement” in the accompanying underlying supplement.

August 2026	Page 16

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due September 6, 2029

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index®
Principal at Risk Securities

Nasdaq-100 Index® Overview

The Nasdaq-100 Index® is a modified market capitalization-weighted index that is designed to measure the performance of 100 of the largest non-financial companies listed on The Nasdaq Stock Market. For additional information about the Nasdaq-100 Index®, see “Equity Index Descriptions — The Nasdaq-100 Index®” in the accompanying underlying supplement, as supplemented by the following updated information.

Nasdaq, Inc. (“Nasdaq”), the index sponsor of the Nasdaq-100 Index®, recently implemented several changes to the methodology of the Nasdaq-100 Index®, including changes to the determination of market capitalization for purposes of constituent selection and weighting, the introduction of an expedited “Fast Entry” process for certain large companies, the removal of the minimum free float requirement for constituent selection and the introduction of a cap on the share count used to determine the weighting of low-float securities. These changes became effective on May 1, 2026, with certain constituent and rebalancing adjustments first implemented during the June 2026 quarterly review. The information set forth below supersedes the information regarding the Nasdaq-100 Index® included in the accompanying underlying supplement to the extent inconsistent therewith.

Under the updated methodology, Nasdaq uses different measures of market capitalization for constituent selection and constituent weighting. For purposes of constituent selection, Nasdaq now uses “Full Market Capitalization.” For companies with direct (non-ADR) listings and companies represented by an American depositary receipt (“ADR”) that serves as a company’s primary global listing (a “Primary ADR”), Full Market Capitalization includes both listed and unlisted shares. For companies represented by an ADR where the underlying shares serve as the company’s primary global listing and are listed on a foreign exchange (a “Non-Primary ADR”), Full Market Capitalization is based solely on the value of the listed depositary shares, and foreign-listed underlying shares and unlisted shares are excluded. For purposes of constituent weighting, Nasdaq uses “Modified Market Capitalization,” which takes into account only eligible listed share classes and disregards foreign-listed and unlisted shares.

In addition, the updated methodology eliminates the minimum free float requirement for inclusion in the Nasdaq-100 Index®, although the Modified Market Capitalization used for constituent weighting imposes a limitation on the weightings of low-float securities. Specifically, for purposes of determining Modified Market Capitalization, each low-float security’s share count is limited to the lesser of (i) its reported total shares outstanding (“TSO”) (or, in the case of an ADR, its listed ADR shares outstanding), and (ii) three times its free-floating shares or free-floating ADR shares, as applicable. Other than as a direct result of corporate actions, the Nasdaq-100 Index® also no longer implements ad-hoc intra-quarter adjustments to a security’s TSO between scheduled rebalancing events.

The updated methodology also introduces a “Fast Entry” process under which newly eligible securities, including both initial public offerings and companies that have recently transferred their listing to an eligible exchange, may be added to the Nasdaq-100 Index® on an expedited basis if their Full Market Capitalization would rank within the top 40 current index constituents and they satisfy the applicable eligibility criteria. A Fast Entry inclusion will not require the removal of an existing constituent and may temporarily increase the number of constituents in the Nasdaq-100 Index® above 100.

The updated methodology further provides for quarterly rebalances in March, June and September. During quarterly rebalances, the index shares of each constituent are adjusted for changes in TSO, index shares of low-float securities are adjusted to reflect changes in float, constituents ranked outside the top 125 by Full Market Capitalization are removed and, if necessary, replaced, and certain additional companies whose Full Market Capitalization ranks within the top 40 of current index constituents may be added without requiring a corresponding removal. Securities added to the Nasdaq-100 Index® between annual reconstitutions, including through the Fast Entry process, as intra-quarter replacements or as part of a March, June or September quarterly rebalance, will have their initial index weightings determined using a linear interpolation process based on their Modified Market Capitalization ranking.

The closing level of the Nasdaq-100 Index® on August 13, 2026 was 30,084.50. The following graph shows the closing levels of the Nasdaq-100 Index® for each day from January 4, 2021 through August 13, 2026. We obtained the closing level information above and in the graph below from Bloomberg, without independent verification. The historical closing levels of the Nasdaq-100 Index® should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Nasdaq-100 Index® at any time, including on the determination dates. The payment of dividends on the stocks that constitute the Nasdaq-100 Index® is not reflected in its closing level and, therefore, has no effect on the calculation of the payment at maturity.

August 2026	Page 17

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due September 6, 2029

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index®
Principal at Risk Securities

Nasdaq-100 Index® Historical Performance – Daily Closing Levels* January 4, 2021 through August 13, 2026

35,000
30,000
25,000
20,000
15,000
10,000
5,000
0
Index Level
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26
Jul-26
Source: Bloomberg

*The dotted line in the graph indicates the hypothetical downside threshold level, equal to 80% of the closing level on August 13, 2026. The actual downside threshold level will be based on the closing level on the pricing date.

License Agreement. JPMorgan Chase & Co. or its affiliate has entered into a non-exclusive license agreement with Nasdaq, Inc. providing for the license to it and certain of its affiliates or subsidiaries, including JPMorgan Financial, with a non-exclusive license and, for a fee, with the right to use the Nasdaq-100 Index® in connection with certain securities, including the securities. See “Equity Index Descriptions — The Nasdaq-100 Index® — License Agreement” in the accompanying underlying supplement.

August 2026	Page 18

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due September 6, 2029

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index®
Principal at Risk Securities

Additional Information about the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Provisions
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled final determination date is not a trading day or if a market disruption event occurs on that day so that the final determination date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the third business day following that final determination date as postponed.
Minimum ticketing size:	$1,000 / 1 security
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the securities:

The estimated value of the securities set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. For additional information, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates” in this document.

The estimated value of the securities will be lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, the estimated cost of hedging our obligations under the securities and the fees, if any, paid for third-party data analytics and/or electronic platform services. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the securities may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities will be lower than the original issue price (price to public) of the securities” in this document.

Secondary market prices of the securities:	For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — Secondary market prices of the securities will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of two years and one-half of the stated term of the securities. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period.”

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JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due September 6, 2029

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index®
Principal at Risk Securities

Tax considerations:

You should review carefully the section entitled “United State Federal Taxation” in the accompanying prospectus supplement. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Based on current market conditions, in the opinion of our special tax counsel, it is reasonable to treat your securities as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “United States Federal Taxation — Tax Consequences to U.S. Holders — Program Securities Treated as Prepaid Financial Contracts That are Open Transactions” in the accompanying product supplement. Assuming this treatment is respected, the gain or loss on your securities should be treated as long-term capital gain or loss if you hold your securities for more than a year, whether or not you are an initial purchaser of securities at the issue price. However, the IRS or a court may not respect this treatment of the securities, in which case the timing and character of any income or loss on the securities could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, we expect that Section 871(m) will not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the securities. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Supplemental use of proceeds and hedging:

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “How the Securities Work” and “Hypothetical Examples” in this document for an illustration of the risk-return profile of the securities and “Russell 2000® Index Overview,” “S&P 500® Index Overview” and “Nasdaq-100 Index® Overview” in this document for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities, plus the fees, if any, paid for third-party data analytics and/or electronic platform services.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the securities in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each security.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS and/or an

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JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due September 6, 2029

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index®
Principal at Risk Securities

affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.
Where you can find more information:

You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these securities are a part, and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement.

This document, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. 3-I dated April 17, 2026:

http://www.sec.gov/Archives/edgar/data/19617/000121390026045198/ea0285802-20_424b2.pdf

• Underlying supplement no. 1-I dated April 17, 2026:

http://www.sec.gov/Archives/edgar/data/19617/000121390026045209/ea0285802-11_424b2.pdf

• Prospectus supplement and prospectus, each dated April 17, 2026:

http://www.sec.gov/Archives/edgar/data/19617/000095010326005889/crt_dp245141-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us” and “our” refer to JPMorgan Financial.

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